UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.D. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[ ] Preliminary Information Statement

[ ] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

[X] Definitive Information Statement

VALUESETTERS, INC.
(Name of Registrant As Specified In Charter)

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[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No:

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF VALUESETTERS, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

VALUESETTERS, INC.

745 Atlantic Avenue

Boston, MA 02111

(781) 925-1700

INFORMATION STATEMENT

(Definitive)

September 18, 2020

GENERAL INFORMATION

To the Holders of Common Stock of ValueSetters, Inc.:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of common stock, par value $0.001 per share (the “Common Stock”), of ValueSetters, Inc, a Utah corporation (the “Company”), to notify Stockholders that on August 28, 2020, (the “Record Date”) the Company received a written consent in lieu of a meeting of the holders of a majority of the outstanding shares of Common Stock (the “Majority Stockholders”), resulting in a vote of Stockholders holding in the aggregate 51.9% of the total voting power of all issued and outstanding voting capital of the Company. The Majority Stockholders authorized the Company to amend its Articles of Incorporation as follows (the “Actions”):

(1)	change the Company’s corporate name from ValueSetters, Inc. to NetCapital Inc (the “Name Change”); and

(2)	amend the Company’s Articles of Incorporation to effect a stock combination, or reverse stock split, pursuant to which up to 2,000 shares of our common stock would be exchanged for one new share of common stock (the “Reverse Split”).

On August 28, 2020, the Board approved the Actions. On August 28, 2020, the Majority Stockholders, consisting of 4 persons and three entities, approved the Actions by written consent in lieu of a meeting in accordance with Utah law.  Accordingly, your consent is not required and is not being solicited in connection with the approval of the Actions.

In connection with the Company's reverse stock split and the corporate name change, and to make an OTC Voluntary Symbol Request Change, the Company will submit to the Financial Industry Regulatory Authority ("FINRA") a completed Issuer Company-Related Action Notification Form no later than 10 calendar days prior to the earlier of the Record Date for the stock split or the effective date of the corporate name change.

We will mail the Notice of Stockholder Action by Written Consent to Stockholders on or about September 18, 2020.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The Board believes the Actions are necessary and advisable in order to maintain the Company’s financing and capital raising ability and to generally maintain its flexibility in today’s competitive and rapidly changing environment. The name change to NetCapital Inc. is desirable because the focus of the Company’s business is online private equity transactions and the name of the funding portal that the Company utilizes is netcapital.com.

Accordingly, the Board believes that the Actions would better position the Company to attract potential business candidates and to pursue an uplisting of its shares to NASDAQ.

We appreciate your continued support and confidence in the Company.

Very truly yours,

Cecilia Lenk
Chairman and Chief Executive Officer

Boston, Massachusetts
September 18, 2020

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

Utah law provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders' meeting convened for the specific purpose of such action. On August 28, 2020, the Board approved the Actions and recommended to the Majority Stockholders that they approve the Actions. On August 28, 2020, the Majority Stockholders approved the Actions by written consent in lieu of a meeting in accordance with Utah law.

In accordance with the foregoing, we will mail the Notice of Stockholder Action by Written Consent on or about September 18, 2020.

This Information Statement contains a brief summary of the material aspects of the Actions approved by the Board of the Company and the Majority Stockholders of the Company’s Common Stock, which constitute a majority of the voting capital stock of the Company.

Common Stock

As of August 28, 2020, there were issued and outstanding 831,931,712 shares of the Company’s Common Stock. The only capital stock authorized and outstanding is Common Stock, of which 900,000,000 shares are authorized. Pursuant to Utah law, at least a majority of the voting equity of the Company, or at least 415,965,857 votes, are required to approve the Actions by written consent. The Majority Stockholders, which hold in the aggregate 431,688,920 shares, or 51.9%, of the voting equity of the Company, have voted in favor of the Actions, thereby satisfying the requirement under Utah law that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the Majority Stockholders, the number of shares of Common Stock held by each person or entity that voted shares of Common Stock on August 28, 2020, the total number of votes that voted in favor of the Actions and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof.

Name of Stockholder	Number of Votes held by such Stockholder	Number of Votes that Voted in favor of the Actions	Percentage of the Voting Equity that Voted in favor of the Actions
Coreen Kraysler	45,000,000	45,000,000	5.4%
Cecilia Lenk	45,000,000	45,000,000	5.4%
John Fanning Jr.	12,500,000	12,500,000	1.5%
Nantascot LLC (1)	30,000,000	30,000,000	3.6%
NetCapital Systems LLC (2)	10,000,000	10,000,000	1.2%
Paul H. Riss	17,817,467	17,817,467	2.1%
Vaxstar LLC (3)	271,371,453	271,371,453	32.6%
Total consenting shares	431,688,920	431,688,920	51.9%

(1)	Daniel Waterman, as managing member, has sole voting and investment power with respect to the shares of Common Stock held by Nantascot LLC, a Delaware limited liability company.
(2)	Paul H. Riss, as Manager, has voting power with respect to the shares of Common Stock held by Netcapital Systems LLC, a Delaware limited liability company.
(3)	Cecilia Lenk, as Chief Executive Officer of Vaxstar LLC, has voting and investment power with respect to the shares of Common Stock held by Vaxstar LLC, a Delaware limited liability company

ACTIONS TO BE TAKEN

The Name Change and the Reverse Split will become effective on the date that we file the Certificate of Amendment to the Amended Certificate of Incorporation of the Company (the “Amendment”) with the Utah Department of Commerce. We intend to file the Amendment with the Utah Department of Commerce promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.

DESCRIPTION OF THE REVERSE SPLIT OF COMMON STOCK

General

The Company’s Board of Directors and the Majority Stockholders have approved  both the Reverse Split proposal and the Name Change proposal and have authorized the Company to effect an Amendment to the Articles of Incorporation to effect the Reverse Split and the Name Change.

Background; Reasons for the Reverse Split

The Company’s Common Stock is quoted on the OTC Marketplace under the symbol “VSTR” and the last reported closing price of the Common Stock on September 2, 2020, was $0.0049 per share.

The par value of the Common Stock will remain unchanged at $0.001 per share and the Reverse Split will change the number of outstanding shares of Common Stock. Accordingly, the Reverse Split will have the effect of reducing the outstanding shares of the Common Stock and increasing the per share outstanding price of the Common Stock. Although, at present, the Company has no current plans, arrangements or understandings providing for the issuance of the additional shares of Common Stock that would be made available for issuance upon effectiveness of the Reverse Split, such additional shares may be used by the Company for various purposes in the future without further stockholder approval. Other purposes may include, among other things:

●	the sale of shares to raise additional capital;

●	the issuance of equity incentives to employees, officers or directors;

●	establishment of strategic relationships with other companies and suppliers; and

●	acquisition of other businesses or products.

The Company believes that a reverse stock split will increase the share price of its Common Stock, which may thereafter generate greater interest in the Common Stock among potential investors and ultimately enhance prospective brokerage recommendations and analyst coverage.

The Board of Directors is not implementing the Reverse Split in anticipation of any specific future transaction or series of transactions. Further, the Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 under the Securities Exchange Act.

Background; Reasons for the Name Change

The private equity platform known as netcapital.com is one of the first online private fundraising platforms, enabling entrepreneurs and investors to interact online and create value. We believe it is important that the Company has the same name as the website that customers visit to engage in business transactions.

Vote Required

The Company has obtained approval to effect either the Reverse Split and/or the Name Change through the written consent of the Majority Stockholders. Therefore, a special meeting of Stockholders to approve either the Reverse Split and/or the Name Change will not take place for this purpose.

Material Effects of the Reverse Split

The principal effect of the Reverse Split will be to decrease the number of outstanding shares. As a result, Stockholders should recognize that once the Reverse Split is effected, they will own a lesser number of shares than they currently own. However, the Reverse Split will affect all Stockholders uniformly excepting those Stockholders who own fewer than 2,000 shares (see paragraph below “Effect on Fractional Stockholders”). For Stockholders holding greater than 2,000 shares, this Action will not affect those stockholder’s percentage ownership interest in the Company. Proportionate voting rights and other rights and preferences of the holders of Common Stock will not be affected by the Reverse Split. For example, a holder of 2% of the outstanding shares of Common Stock immediately prior to the Reverse Split would continue to hold 2% of the outstanding shares of Common Stock immediately after the Reverse Split. The number of Stockholders of record also will not be affected by the Reverse Split.

The Company is subject to the periodic reporting and other requirements of the Securities Exchange Act. The Reverse Split will not affect the registration of the Common Stock under the Securities Exchange Act and the Common Stock will continue to be reported on the OTC market.

Effect on Fractional Stockholders

Stockholders will not receive fractional shares in connection with the Reverse Split and the Company will not be paying any cash to any Stockholders for any fractional shares from the Reverse Split. To avoid the existence of fractional shares of Common Stock, if a Stockholder would otherwise be entitled to receive a fractional share, such stockholder will be entitled to receive an additional whole share. The reverse stock split will occur automatically on the effective date without any action on the part of Stockholders and without the physical surrendering of certificates representing shares of Common Stock for post Reverse Split certificates. A new CUSIP number will be assigned to the post Reserve Split Common Stock.

Based on the number of shares currently issued and outstanding, immediately following the Reverse Split, the Company will have approximately 415,000 shares of Common Stock issued and outstanding (without giving effect to rounding for fractional shares) based on the ratio for the Reverse Split of 1-for-2,000.

Effect on Registered and Beneficial Stockholders

Following the Reverse Split, the Company intends to treat Stockholders holding the Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered Stockholders whose shares are registered in their names. Stockholders who hold their shares with such a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their nominees.

Certain Risk Factors Associated with the Reverse Split

In evaluating the Reverse Split proposal, the Board of Directors took into consideration negative factors associated with reverse splits. These factors included the negative perception of reverse splits by some investors, analysts and other stock market participants, as well as various other risks and uncertainties that surround the implementation of a reverse split.

The Board of Directors, however, determined that these negative factors were outweighed by the potential benefits of the Reverse Split and voted to approve the Reverse Split proposal.

Authorized Shares; No Effect

As of the Record Date, the Company had 900,000,000 authorized shares of Common Stock, par value $0.001 per share.

The Reverse Split would not change the number of authorized shares of Common Stock. Following the Reverse Split, authorized but unissued shares of Common will be available for issuance, and the Company may issue such shares in the future.

The Reverse Split would not change the par value of the Common Stock which will remain at $0.001 per share.

Accounting Matters; Tax Consequences

The par value of Common Stock would remain unchanged at $0.001 per share after the Reverse Split. There are no tax consequences from the Reverse Split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of August 28, 2020, on a pre-reverse stock split basis, of (i) each person known to the Company to beneficially own more than 5% of Common Stock, (ii) the Company’s directors, (iii) each executive officer and (iv) all directors and executive officers as a group.  As of August 28, 2020, there were a total of 831,931,712 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on matters on which holders of voting stock of the Company are eligible to vote.  The column entitled “Percentage of Class” shows the percentage of total voting stock beneficially owned by each beneficial owner.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power, plus any shares which such person or entity has the right to acquire within sixty (60) days of August 28, 2020 through the exercise or conversion of any stock option, convertible security, warrant or other right.  Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Name and Address	Amount of Shares and Nature
of Beneficial Owner (1)	of Beneficial Ownership	Percent of Class*
Vaxstar LLC (4)	271,371,453	32.6%
Cecilia Lenk (3) (4)	45,000,000	5.4%
Coreen Kraysler (5)	45,000,000	5.4%
Steven Geary (3)	20,600,000	2.5%
Thomas H. Carmody (3)	5,000,000	**
Avi Liss (2,3)	2,000,000	**
Kathryn Kraysler (6)	2,812,500	**
Officers and Directors as a group (6 persons)	120,412,500	14.4%

_________________

* Based on 831,931,712 shares of common stock outstanding as of August 28, 2020. ** Less than 1%
(1)	The business address of each beneficial owner is c/o ValueSetters, Inc. 745 Atlantic Avenue, Boston Massachusetts 02111
(2)	Mr. Liss is the Secretary of the Company.
(3)	Such beneficial owner is a current member of the Company’s Board of Directors.
(4)	Ms. Lenk is the Chief Executive Officer of the Company and of Vaxstar LLC
(5)	Ms. Coreen Kraysler is the Chief Financial Officer of the Company.

(6)	Ms. Kathryn Kraysler is the Chief Marketing Officer of the Company. )M

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a website on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the fiscal year ended April 30, 2020; and

(2)	Current Reports on Form 8-K, as filed with the SEC on August 12, 2020 and August 26, 2020.

You may request a copy of these filings, at no cost, by writing ValueSetters, Inc. at 745 Atlantic Avenue, Boston, MA 02111 or telephoning the Company at (781) 925-1700. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to Stockholders who share a single address unless we received contrary instructions from any Stockholder at that address. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a Stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 745 Atlantic Avenue, Boston, MA 02111, telephone: (781) 925-1700.

If multiple Stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each Stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current Stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to Stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF CERTAIN TRANSACTIONS ENTERED INTO BY THE COMPANY.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Securities Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors,

/s/Cecilia Lenk

Chief Executive Officer

Dated: September 18, 2020